Exhibit 10.31
SIXTH AMENDMENT TO
AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of August 5, 2021, is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO”, and together with Quantum, and each other Person joined to the Credit Agreement as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), SQUARE BOX SYSTEMS LIMITED, a company incorporated in England and Wales (registered number 03819556) (“Square Box” and together with each other Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors” and each a “Guarantor” and together with the Borrowers, collectively, the “Loan Parties” and each a “Loan Party”), the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the “Lenders” and each a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

RECITALS

A.    Agent, the Lenders and certain of the Loan Parties are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018, as amended by the First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 3, 2020, the Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of April 11, 2020, the Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 16, 2020, the Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of December 10, 2020, and the Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 5, 2021 (as amended hereby and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have made and may hereafter make certain loans and have provided and may hereafter provide certain financial accommodations to the Borrowers.

B.    The Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement as set forth herein, and Agent and the Required Lenders have agreed to make such amendments, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Definitions.

(a)Interpretation. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

(b)New Definitions. The following defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“Existing PIMCO Term Loan Agent” shall mean U.S. Bank National Association, in its capacity as disbursing agent and collateral agent under the Existing PIMCO Term Loan Documents.

“Existing PIMCO Term Loan Documents” shall mean, collectively, the following (as the same have heretofore been amended, modified or supplemented): (a) the Term Loan Credit and Security Agreement, dated as of December 27, 2018, as amended, modified and/or supplemented, by and among Existing PIMCO Term Loan Agent, the financial institutions parties thereto as lenders, and the Loan Parties, and (b) all of the other agreements, documents and instruments executed and delivered in connection therewith or related thereto.

“Sixth Amendment” shall mean the Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among Agent, Lenders and the Loan Parties.

“Sixth Amendment Effective Date” shall mean August 5, 2021.

(c)Amendments to Definitions.

(i)Intercreditor Agreement. The definition of “Intercreditor Agreement” in Section 1.2 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the Sixth Amendment Effective Date, between Agent and Term Loan Agent, as acknowledged and agreed to by the Loan Parties, as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof.

(ii)Term Loan. The definition of “Term Loan” set forth in Section 1.2 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Term Loan” shall mean, collectively, the term loans made by Term Loan Lenders to the Borrowers on the Sixth Amendment Effective pursuant to the Term Loan Agreement in the aggregate original principal amount of $100,000,000.

(iii)Term Loan Agent. The definition of “Term Loan Agent” set forth in Section 1.2 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Term Loan Agent” shall mean Blue Torch Finance LLC, in its capacity as disbursing agent and collateral agent under the Term Loan Documents, and its successors and permitted assigns.

(iv)Term Loan Agreement. The definition of “Term Loan Agreement” set forth in Section 1.2 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Term Loan Agreement” shall mean the Term Loan Credit and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among Term Loan Agent, Term Loan Lenders and the Loan Parties.

2.Notices. Section 16.6 of the Credit Agreement is hereby amended by deleting the notice information for the Agent, PNC, Borrowing Agent and the other Loan Parties and replacing it with the following:

“(A)    If to Agent or PNC at:
PNC Bank, National Association
One North Franklin Street, 25th Floor
Chicago, IL 60606
Attention: Relationship Manager - Quantum
Facsimile:

with a copy to:

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Michael J. Loesberg, Esq.
Facsimile: (212) 885-5001

(B)    If to Borrowing Agent or any Loan Party:

Quantum Corporation
224 Airport Parkway, Suite 550
San Jose, CA 95110
Attention: Brian Cabrera, Lewis Moorehead
Email:

with a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Tad J. Freese, Esq.
Facsimile: (650) 463-2600”

3.Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received this Amendment, duly authorized, executed and delivered by each Loan Party;

(b)Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Term Loan Agreement and all of the other material Term Loan Documents, in each case duly authorized, executed and delivered by the parties thereto and in effect on the Sixth Amendment Effective Date, and the transactions contemplated by the Term Loan Documents shall be consummated on the Sixth Amendment Effective Date, including, without limitation, the receipt by the Borrowers of the gross proceeds of the Term Loan in the sum of $100,000,000;

(c)Agent shall have received, in form and substance satisfactory to Agent, the Intercreditor Agreement, duly authorized, executed and delivered by Term Loan Agent and acknowledged and agreed to by the Loan Parties;

(d)Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) a payoff letter from Existing PIMCO Term Loan Agent providing that, among other things, all of the Indebtedness of the Loan Parties under the Existing PIMCO Term Loan Documents has been paid and satisfied in full and all of the Liens securing such Indebtedness have been terminated and released and (ii) all related Lien termination agreements, documents and instruments executed and delivered by Existing PIMCO Term Loan Agent;

(e)Agent shall have received payment from Borrowers of all fees, charges and disbursements of Agent and its counsel required to be paid pursuant to the Credit Agreement in connection with the preparation, execution and delivery of this Amendment and the Other Documents executed and delivered in connection herewith or related hereto;

(f)all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its counsel; and

(g)on the date of this Amendment and after giving effect to the provisions of this Amendment and the transactions contemplated hereby, no Default or Event of Default shall exist or have occurred and be continuing.

Agent shall notify the Borrowers in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding on all parties to the Credit Agreement.

4.Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a)each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b)this Amendment has been duly executed and delivered by each Loan Party;

(c)this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally;

(d)the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including without limitation the Term Loan Documents, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, (y) any immaterial Consents of any Governmental Body, or (z) those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or complied with prior to the Sixth Amendment Effective Date and which are in full force and effect on the Sixth Amendment Effective Date, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including without limitation any of the Term Loan Documents;

(e)each Loan Party is duly formed or incorporated, as applicable, and in good standing under the laws of the state of its incorporation or formation, as applicable, and is good standing in such state and is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect;

(f)each of the representations and warranties made by any Loan Party in the Credit Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as if made on the date of this Amendment and after giving effect to this Amendment and the transactions contemplated hereby, except to the extent that any such representation or warranty is made as of an earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier or specified date; and

(g)on the date of this Amendment, after giving effect to the transactions contemplated by this Amendment and the Term Loan Documents, no Default or Event of Default exists or has occurred and is continuing.

5.Reaffirmation. Each Loan Party hereby ratifies and reaffirms (a) all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Documents to which it is a party, and (b) its grant to Agent of a security interest in the Collateral under the Credit Agreement and each of the Other Documents to which it is a party.

6.Acknowledgments. To induce Agent and Lenders to enter into this Amendment, each Loan Party acknowledges that:

(a)as of the Sixth Amendment Effective Date, (i) Agent and Lenders have performed without default all obligations required of Agent and Lenders under the Credit Agreement and each of the Other Documents; and (ii) there are no disputes with or claims against Agent or Lenders, or any knowledge of any facts giving rise to any disputes or claims, related to the Credit Agreement or any of the Other Documents, including, without limitation, any disputes or claims or knowledge of facts giving rise thereto, that involve a breach or violation on the part of Agent or any Lender of the terms and conditions of the Credit Agreement or any of the Other Documents; and

(b)no Loan Party has any valid defense to the enforcement of their respective obligations set forth in the Credit Agreement, the Other Documents or this Amendment, as applicable, by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment.

7.Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the Laws of the State of New York.

8.Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes or modifications to the Credit Agreement or any of the Other Documents are intended or implied, and in all other respects, the Credit Agreement and each of the Other Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the date of this Amendment. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

9.Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

10.Further Assurances. The Loan Parties shall execute and deliver such further documents and take such further action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

11.Counterparts; Electronic Signature. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	QUANTUM CORPORATION By: /s/ J.Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer
QUANTUM LTO HOLDINGS, LLC By: /s/ J.Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer
GUARANTORS:	SQUARE BOX SYSTEMS LIMITED By: /s/ Lewis Moorehead Name: Lewis Moorehead Title: Company Secretary

AGENT AND LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender By: /s/ Daniela Piemonte Name: Daniela Piemonte Title: Vice President

074658.16079/126428190v.4